Exhibit 4.2

EXECUTION VERSION

AMENDMENT NO. 2

TO THE

POOLING AND SERVICING AGREEMENT

Amendment No. 2, dated as of March 27, 2006 (the “Amendment”), to the Pooling and Servicing Agreement (the “Agreement”) dated as of November 1, 2003, by and among NovaStar Mortgage Funding Corporation (the “Company”), NovaStar Mortgage, Inc., as seller and servicer (the “Seller” or “Servicer”), U.S. Bank, National Association as successor to Wachovia Bank, National Association, as custodian (the “Custodian”) and JPMorgan Chase Bank, National Association, (f/k/a JPMorgan Chase Bank) as trustee (the “Trustee”). Capitalized terms used and not defined herein shall have the meaning set forth in the Agreement and Appendix A thereto.

WHEREAS, the parties hereto have entered into the Agreement;

WHEREAS, the parties hereto now wish to amend certain provisions in the Agreement pursuant to Section 12.01 of the Agreement; and

WHEREAS, Section 12.01 of the Agreement provides that the Trustee shall not consent to this Amendment unless it shall have first received an Opinion of Counsel, to the effect that (a) this Amendment (i) will not result in the imposition of a tax on any REMIC created under the Agreement constituting part of the Trust Fund pursuant to the REMIC Provisions or (ii) cause any REMIC created under the Agreement constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and (b) any applicable requirements and conditions set forth in the Agreement with respect to the adoption of amendments thereto have been complied with.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree to amend the Agreement pursuant to Section 12.01 thereof, and restate certain provisions thereof, as follows:

1. The Amendment.

(a) Section 4.04(c)(v) is hereby amended and restated as follows:

(iv) fourth, to the Holders of the Class CT Certificates the excess, if any, of (a) the sum of (x) amounts, if any, received by the Supplemental Interest Trust with respect to such Distribution Date under all Swap Agreements and (y) the Class I Monthly Interest Distributable Amount over (b) the sum of the amounts described in clauses (i), (ii) and (iii) above; and

(v) fifth, pro rata to the Holders of the Class O and Class CR Certificates based on the amounts paid to the Supplemental Interest Trust on behalf of the Holders of the Class O and Class CR

Certificates pursuant to Section 4.01(a)(i)(I), Section 4.01(a)(ii)(K), Section 4.01(a)(ii)(L), Section 4.01(a)(iii)(K) and Section 4.01(a)(iii)(L), any remaining amounts.

(b) Section 4.04(f)(ii) is hereby amended and restated as follows:

(iii) third, to the Holders of the Class CT Certificates, any remaining amounts.

(c) Section 4.04(g)(iii) is hereby amended and restated as follows:

(iii) third, to the Holders of the Class CT Certificates, any remaining amounts.

(d) The first paragraph of Section 5.01 is hereby amended to replace the words “the Class X Certificates” with the words “the Class CT Certificates, the Class CR Certificates” in each place that “the Class X Certificates” appears.

(e) The first two paragraphs of Section 5.02(d) are hereby amended to replace the words “Class X Certificate” with the words “Class CT Certificate, Class CR Certificates” in each place that “Class X Certificate” appears.

(f) Section 8.14(b) is hereby amended to add exhibits “A-17 and A-18” after “A-16,” such that paragraph (b) reads as follows:

(b) to authenticate and deliver the Certificates of each Class substantially in the forms prescribed by Exhibits A-1, A-2, A-3, A-4, A-5, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17 and A-18 in accordance with the terms of this Agreement; and

(g) The first sentence of Section 10.01(l) is hereby amended to delete the word “and” and replace it with a comma and add the words “Class CT and Class CR Certificates” after the words “Class O,” and delete the words and “Class X,” and “Class R Certificates.” The second sentence of Section 10.01(l) is hereby amended to replace the words “an interest rate cap contract written by the Class X Certificateholder” with the words “interest rate cap contracts written by Class CT Certificateholder and the Class CR Certificateholder.”

(h) The exhibit list to the Agreement is hereby amended to delete the words “Exhibit A-13 - Form of Class X Certificates” and replace them with the words “Exhibit A-13 - [Reserved]” and add the words “Exhibit A-17 - Form of Class CT Certificates” and “Exhibit A-18 - Form of Class CR Certificates” after the words “Exhibit A-16 - Form of Class R Certificate.” The exhibits to the Agreement are hereby amended to delete Exhibit A-13 and replace it with the word “Reserved” and add “Exhibit A-17 - Form of Class CT Certificates” and “Exhibit A-18 - Form of Class CR Certificates” in the forms attached hereto as exhibit A-17 and exhibit A-18.

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(i) The definition of “Certificate Principal Balance” in Appendix A to the Agreement is hereby amended to replace the words “Class X Certificates” with the words “Class CT Certificates, the Class CR Certificates” in each place that “Class X Certificates” appears.

(j) The definition of “Definitive Certificates” in Appendix A to the Agreement is hereby amended to replace the words “Class X” with the words “Class CR, Class CT.”

(k) The definition of “Indenture” in Appendix A to the Agreement is hereby amended to delete the words “and the” and replace it with a comma and add the words “the Class CT Certificates and the Class CR Certificates” after the words “Class P Certificates,” and delete the words “Class X Certificates.”

(l) The definition of “Initial Certificate Principal Balance” in Appendix A to the Agreement is hereby amended to replace the words “Class X Certificate” with the words “Class CT Certificate, Class CR Certificate.”

(m) The last sentence of the definition of “Percentage Interest” in Appendix A to the Agreement is hereby amended to replace the words “Class X Certificate” with the words “Class CT Certificate, Class CR Certificate.”

(n) The definition of “Regular Certificate” in Appendix A to the Agreement is hereby amended to replace the words “Class X Certificates” with the words “Class CT Certificates, Class CR Certificates.”

(o) The definition of “Retained Certificates” in Appendix A to the Agreement is hereby amended to delete the words “and the” after “Class R Certificates” and replace it with a comma and add the words “the Class CT Certificates and the Class CR Certificates” after the words “Class R Certificates,” and delete the words “Class X Certificates.”

(p) The definition of “Voting Rights” in Appendix A to the Agreement is hereby amended to add the following sentence at the end of the definition: “The Class CT Certificates do not have Voting Rights.”

(q) Appendix A to the Agreement is hereby amended to delete the definition of “Class X Certificate.”

(r) Appendix A to the Agreement is hereby amended to add the following definitions:

“Class CT Certificate”: Any one of the Class CT Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-17, representing the right to distributions as set forth herein and therein.

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“Class CR Certificate”: Any one of the Class CR Certificates executed, authenticated and delivered pursuant to Section 5.01, substantially in the form annexed hereto as Exhibit A-18, representing the right to distributions as set forth herein and therein.

(s) The Agreement and Appendix A to the Agreement are hereby amended to replace the words “Class X Certificate” with the words “Class CR Certificate” in each place that the appear except for as described in paragraphs (a) through (r) above and replace the words “Class X Holder” with the words “Class CR Holder.”

2. Condition to effectiveness. As a condition to the effectiveness of this Amendment, an Opinion of Counsel satisfying the requirements of Section 12.01 of the Agreement has been received by the Parties hereto.

3. Effect of Amendment. This Amendment to the Agreement shall be effective and the Agreement shall be deemed to be modified and amended in accordance herewith on the Distribution Date on the date on which the Trustee receives an executed copy of this Amendment, provided, however, that the Certificates and ancillary documentation may be modified and the exchange of the Class X Certificates for the Class CR Certificates and the Class CT Certificates pursuant to Section 5.02 of the Agreement may be finalized after the date first set forth above. This Amendment, once effective, shall be effective as of the date first set forth above. The respective rights, limitations, obligations, duties, liabilities and immunities of the Company, the Seller, the Servicer, the Custodian and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreement for any and all purposes. The Agreement, as amended hereby, is hereby ratified and confirmed in all respects.

4. The Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all the terms and conditions of the Agreement shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Amendment shall not operate as, or constitute a waiver or modification of, any right, power or remedy of any party to the Agreement. All references to the Agreement in any other document or instrument shall be deemed to mean the Agreement as amended by this Amendment.

6. Counterparts. This Amendment may be executed by the Parties in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of such Party shall have been received.

7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

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IN WITNESS WHEREOF, the Seller, the Servicer, the Company, the Trustee and the Custodian, have caused this Amendment to be duly executed by their officers thereunto duly authorized, all as of the day and year first above written.

NOVASTAR MORTGAGE FUNDING CORPORATION, as Company

By:	/s/ Matt Kaltenrieder
Name:	Matt Kaltenrieder
Title:	Vice President

NOVASTAR MORTGAGE, INC., as Servicer and as Seller

By:	/s/ Matt Kaltenrieder
Name:	Matt Kaltenrieder
Title:	Vice President

U.S. BANK, NATIONAL ASSOCIATION, as successor to Wachovia Bank, National Association, as Custodian

By:	/s/ Ronald L. Fisher
Name:	Ronald L. Fisher
Title:	Authorized Signer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as Trustee

By:	/s/ Andrew M. Cooper
Name:	Andrew M. Cooper
Title:	Assistant Vice President

[Signature Page for Amendment No. 2 to the Pooling and Servicing Agreement]

Exhibit A-17

Form of Class CT Certificate

NOVASTAR MORTGAGE SUPPLEMENTAL INTEREST TRUST, SERIES 2003-4

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS CT CERTIFICATES

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee with respect to the Supplemental Interest Trust.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY PLAN DESCRIBED IN (I) OR (II) OR ACQUIRING THIS CERTIFICATE OR ANY INTEREST HEREIN WITH THE ASSETS OF ANY SUCH PLAN.

No.: CT	Date: March 27, 2006	CUSIP: 66987X HT 5

Percentage Interest: 100%	Registered Owner: Greenwich Capital Financial Products, Inc.	Final Scheduled Distribution Date: February 25, 2034

The registered owner named above is the registered owner of a fractional interest in that portion of the Supplemental Interest Trust that holds the Class I Certificates and any amounts received under the Swap Agreements or the Cap Agreements pursuant to that certain Pooling and Servicing Agreement dated as of November 1, 2003 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), the Trustee, Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”).

Each owner of record of a Class CT Certificate will be entitled to certain distributions, as described under Article IV of the Pooling and Servicing Agreement.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF THE CLASS I CERTIFICATES, THE SWAP AGREEMENTS AND THE CAP AGREEMENTS.

DISTRIBUTIONS ON THIS CERTIFICATE WILL BE MADE TO THE OWNER HEREOF FOLLOWING THE PRIOR FUNDING OF AMOUNTS OWED TO CERTAIN SWAP COUNTERPARTIES, AND FOLLOWING THE FUNDING OF SUPPLEMENTAL INTEREST PAYMENTS TO CERTAIN OTHER CLASSES OF CERTIFICATES.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2003-4, Class CT Certificates (the “Class CT Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-3 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class I Certificates, Class P Certificates, Class O Certificates, Class CR Certificates and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”.

A-16-2

Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing April 25, 2006, the owners of the Class CT Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive payments as described in Article IV of the Pooling and Servicing Agreement. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or

A-16-3

other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount (without duplication of amounts already paid) and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class CT Certificates are exchangeable for new Class CT Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-16-4

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-16-6

Exhibit A-18

Form of Class CR Certificate

NOVASTAR MORTGAGE SUPPLEMENTAL INTEREST TRUST, SERIES 2003-4

HOME EQUITY LOAN ASSET-BACKED CERTIFICATE

CLASS CR CERTIFICATES

Comprised of a Certificate Representing

Certain Interests Relating to a Pool of

Mortgage Loans

The Mortgage Loans are Serviced by

NOVASTAR MORTGAGE, INC., as Servicer

(This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Financial, Inc., NovaStar Capital, Inc. or any of their subsidiaries and affiliates. This certificate is comprised of a Certificate representing a fractional ownership interest in distributions in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans and other assets held in the Trust Fund.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN (AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (III) ANY PERSON ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY PLAN DESCRIBED IN (I) OR (II) OR ACQUIRING THIS CERTIFICATE OR ANY INTEREST HEREIN WITH THE ASSETS OF ANY SUCH PLAN.

No.: CR	Date: March 27, 2006	CUSIP: 66987X HU 2

Percentage Interest: 100%	Registered Owner: Greenwich Capital Financial Products, Inc.	Final Scheduled Distribution Date: February 25, 2034

The registered owner named above is the registered owner of a fractional interest in (i) each Mortgage Loan identified on the Mortgage Loan Schedule attached as Exhibit B to that certain Pooling and Servicing Agreement dated as of November 1, 2003 (the “Pooling and Servicing Agreement”) by and among NovaStar Mortgage Funding Corporation as the company (the “Company”), the Trustee, Wachovia Bank, National Association, as the custodian (the “Custodian”), and NovaStar Mortgage, Inc. as servicer (the “Servicer”) and as seller (the “Seller”), including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Company’s interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Company under the Purchase Agreement and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Company or the Servicer after the Cut-off Date with respect to the Mortgage Loans.

Each owner of record of a Class CR Certificate will be entitled to certain distributions, as described under Article IV of the Pooling and Servicing Agreement.

In order to receive the final distribution hereon, the owner hereof is required to present this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS OWNERSHIP OF THE CLASS X-1 MASTER REMIC REGULAR INTEREST AND THE CLASS X-2 MASTER REMIC REGULAR INTEREST, WHICH EACH REPRESENT A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”) ISSUED ON THE CLOSING DATE AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS (SECTIONS 860A THROUGH 860G) OF THE CODE.

DISTRIBUTIONS ON THIS CERTIFICATE WILL BE MADE TO THE OWNER HEREOF FOLLOWING THE PRIOR FUNDING OF AMOUNTS OWED TO CERTAIN SWAP COUNTERPARTIES, AND FOLLOWING THE FUNDING OF SUPPLEMENTAL INTEREST PAYMENTS TO CERTAIN OTHER CLASSES OF CERTIFICATES.

THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY (OTHER THAN AS REQUIRED FOR FEDERAL INCOME TAX PURPOSES).

NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

A-17-2

This Certificate is one of a Class of duly-authorized Certificates designated as NovaStar Home Equity Loan Asset-Backed Certificates, Series 2003-4, Class CR Certificates (the “Class CR Certificates”) and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which the owner of this Certificate, by virtue of acceptance hereof assents, and is bound. Also issued under the Pooling and Servicing Agreement are the Class A-1 Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-3 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class I Certificates, Class P Certificates, Class O Certificates, Class CT Certificates and Class R Certificates, and all such Certificates are collectively referred to as the “Certificates”.

Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a “Distribution Date”) commencing April 25, 2006, the owners of the Class CR Certificates as of the close of business on the business day immediately preceding such Distribution Date (the “Record Date”) will be entitled to receive payments as described in Article IV of the Pooling and Servicing Agreement. Distributions will be made in immediately available funds to such owners, by wire transfer or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register.

The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any owner shall be considered as having been paid by the Trustee to such owner for all purposes of the Pooling and Servicing Agreement.

The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, NovaStar Mortgage, Inc., NovaStar Mortgage Funding Corporation, NovaStar Capital, Inc., NovaStar Financial Inc., or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement) all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

No owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

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Notwithstanding any other provisions in the Pooling and Servicing Agreement, the owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such owner.

The Pooling and Servicing Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below, (iv) the Distribution Date in January 2036 and (v) at any time when a Qualified Liquidation of the Master REMIC and REMIC I, REMIC II, REMIC III and REMIC IV is effected pursuant to the Pooling and Servicing Agreement. In addition, under certain circumstances relating to the qualification of either the Master REMIC or any of REMIC I, REMIC II, REMIC III or REMIC IV as a REMIC under the Code, the Mortgage Loans may be sold, thereby affecting the early retirement of the Certificates. Notwithstanding the foregoing, in no event shall the Trust hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Pooling and Servicing Agreement.

The Servicer may, at its option, terminate the Pooling and Servicing Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of the Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Available Funds Cap Shortfall Amount and Available Funds Cap Carryforward Amount (without duplication of amounts already paid) and any unpaid amount due the Trustee, the Swap Counterparties, the Cap Counterparties and the Custodian under the Pooling and Servicing Agreement.

The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each owner in the manner set forth therein.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Certificate Register, and thereupon one or more new certificates of like class, tenor and Percentage Interest will be issued to the designated transferee or transferees.

A-17-4

The Trustee is required to furnish certain information on each Distribution Date to the owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class CR Certificates are exchangeable for new Class CR Certificates of authorized denominations evidencing the same aggregate principal amount.

The Trustee and any agent thereof may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee or any such agent shall be affected by notice to the contrary.

A-17-5

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

Trustee Authentication

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Trustee

By:
Name:
Title:

A-17-6